May 5, 2015

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consents to the incorporation by reference in this Registration Statements on Form S-8 of our report dated April 20, 2015, relating to the financial statements which appears in Solaris Power Cells, Inc.’s Form 10-K as of and for the year ending December 31, 2014.

Sincerely,

/s/ KLJ & Associates, LLP
KLJ & Associate, LLP

1660 Highway 100 South

Suite 500

St Louis Park, MN 55416

630.277.2330

Silberstein Ungar, PLLC CPAs and Business Advisors

30600 Telegraph Road, Suite 2175

Bingham Farms, MI 48025-4586

May 5, 2015

To the Board of Directors of

Solaris Power Cells, Inc.

Palm Springs, California

To Whom It May Concern:

Consent of Independent Registered Public Accounting Firm

Silberstein Ungar, PLLC, hereby consents to the incorporation be reference in the Form S-8, Registration Statement under the Securities Act of 1933, filed by Solaris Power Cells, Inc. of our report dated March 24, 2014, relating to the financial statements of Solaris Power Cells, Inc., a Nevada Corporation, as of and for the five months ended December 31, 2013.

Sincerely,

/s/ Silberstein Ungar, PLLC
Silberstein Ungar, PLLC